EXHIBIT 99.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

        I, Mitchell E. Hersh, Chief Executive Officer of Mack-Cali Realty Corporation, the general partner of Mack-Cali Realty, L.P. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ MITCHELL E. HERSH Mitchell E. Hersh Chief Executive Officer of Mack-Cali Realty Corporation, the general partner of Mack-Cali Realty, L.P.

May 14, 2003

*  A signed original of this written statement required by Section 906 has been provided to Mack-Cali Realty Corporation and will be retained by Mack-Cali Realty Corporation and furnished to the Securities and Exchange Commission or its staff upon request.